UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2009

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On November 20, 2009, Seattle Genetics, Inc. (the “Company”) entered into an Amendment to Collaboration and License Agreement (the “Amendment”) with Agensys, Inc. (an affiliate of Astellas Pharma) (“Agensys”) amending the Collaboration and License Agreement, dated January 7, 2007, between the Company and Agensys that granted Agensys rights to the Company’s antibody-drug conjugate (ADC) technology (the “Agensys Agreement”). Under the terms of the Amendment, Agensys agreed to pay $12 million for the right to obtain exclusive ADC licenses against additional antigen targets. In addition, under the terms of the Amendment, the Company also received an option for 50:50 cost and profit-sharing of a third ADC program at investigational new drug application filing.

A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

The foregoing is only a brief description of the material terms of the Amendment, does not purport to be complete and is qualified in its entirety by reference to the Amendment that will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ending December 31, 2009, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

The Company does not have any material relationship with Agensys or its affiliates other than its relationship with Agensys and its affiliates pursuant to the Agensys Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Seattle Genetics, Inc. dated November 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: November 23, 2009	By:	/s/ CLAY B. SIEGALL
Clay B. Siegall
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Seattle Genetics, Inc. dated November 23, 2009